Exhibit 21

                                  Subsidiaries
                               (All Wholly-Owned)

                                                                Jurisdiction

Name                                                            Incorporation

  ePost Innovations, Inc....................................... BC,Canada

  CyPost USA, Inc.............................................. Delaware

  Hermes Net Solutions, Inc.................................... BC, Canada

  Net Rover Inc. .............................................. Ontario, Canada

  Net Rover Office Inc. ....................................... Ontario, Canada

  Playa Corporation............................................ Japan